UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________
Date of Report (Date of earliest event reported): August 12, 2026

STANDARD NUCLEAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-143400	99-3989746
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 Europia Ave
Oak Ridge, TN 37830
Registrant telephone number, including area code: (845) 258-0016
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.00001 per share	STDN	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2026, the Board of Directors (the "Board") of Standard Nuclear, Inc. (the "Company") increased the size of the Board from four to five directors by increasing the number of Class II directors, and appointed Seth Cohen to serve in the resulting vacancy. He will also serve on the Company’s Compensation Committee. Mr. Cohen’s term expires at the 2028 annual meeting of stockholders, or until his successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal. The Board has determined that Mr. Cohen qualifies as an "independent director" under the listing standards of the New York Stock Exchange, including the additional independence requirements applicable to compensation committee members under Section 303A.02(a)(ii) and Rule 10C-1 under the Securities Exchange Act of 1934, as amended.

Mr. Cohen most recently served as Chief Counsel for Nuclear Policy at the U.S. Department of Energy from June 2025 to June 2026. Prior to that, Mr. Cohen practiced law at Kirkland & Ellis LLP from September 2022 to May 2025, and served as law clerk for the Honorable Elizabeth Lee Branch of the U.S. Court of Appeals for the Eleventh Circuit from August 2021 to August 2022 and for the Honorable Kenneth Kiyul Lee of the U.S. Court of Appeals for the Ninth Circuit from August 2020 to August 2021.

Mr. Cohen will be eligible to receive the Company's standard annual compensation for service on the Board and its applicable committees as in effect from time to time, which standard compensation was previously disclosed in the Company's Registration Statement on Form S-1 (File No. 333-296922), declared effective by the Securities and Exchange Commission on July 15, 2026 (the “Registration Statement”) under the caption "Management – Director Compensation – Non-Employee Director Compensation Policy." Mr. Cohen’s director compensation will be pro-rated for 2026 based upon the effective date of his appointment.

The Company entered into an indemnification agreement with Mr. Cohen pursuant to which the Company is required to indemnify Mr. Cohen against liabilities that may arise by reason of his service as a director. The form of such indemnification agreement has been filed as Exhibit 10.1 to the Company's Registration Statement.

There is no arrangement or understanding between Mr. Cohen and any other person pursuant to which he was selected as a director. There is no transaction involving Mr. Cohen requiring disclosure under Item 404(a) of Regulation S-K.

On August 14, 2026, the Company issued a press release announcing the appointment of Mr. Cohen to the Board. The press release is included herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Standard Nuclear, Inc

Date:	August 14, 2026	By:	/s/ Kevin J. Harrill
Kevin J. Harrill
Chief Financial Officer